Exhibit 99.1

June 13, 2016

Medivation Files Definitive Consent Revocation Statement and Mails Letter to Stockholders

Details Medivation’s Track Record of Creating Enormous Stockholder Value

Highlights the Potential of Medivation’s Blockbuster XTANDI Franchise and Innovative Late Stage Pipeline to Create Significant Additional Value

Urges Stockholders to Reject Sanofi’s Attempts to Facilitate a Substantially Inadequate Proposal

SAN FRANCISCO—(BUSINESS WIRE)— Medivation, Inc. (NASDAQ: MDVN) today announced that it has filed with the Securities and Exchange Commission (“SEC”) a definitive Consent Revocation Statement. Medivation stockholders of record as of June 1, 2016 are eligible to submit consents or consent revocations by August 2, 2016.

In conjunction with the filing, Medivation today mailed the below letter to its stockholders detailing Medivation’s track record of creating enormous stockholder value and highlighting the potential of Medivation’s blockbuster XTANDI franchise and its innovative late stage oncology pipeline to create significant additional value. The letter also urges stockholders to reject the coercive tactics employed by Sanofi to acquire the company at an opportunistic and grossly inadequate price.

Medivation urges stockholders to reject Sanofi’s solicitation efforts. Stockholders may do this in one of three ways:

1.	Mark the “YES, REVOKE MY CONSENT” boxes on the GREEN Consent Revocation Card

2.	Discard and do not submit Sanofi’s WHITE consent card, or

3.	If you have already signed and returned Sanofi’s WHITE consent card, complete, sign, date and mail the GREEN Consent Revocation Card as soon as possible.

The letter to stockholders, as well as an accompanying infographic, can be viewed at the recently launched www.MedivationForStockholders.com. The website will be updated as additional information becomes available. The Consent Revocation Statement and letter to stockholders can also be viewed on the SEC’s website, www.sec.gov.

The full text of the letter is as follows:

June 13, 2016

Dear Medivation Stockholder,

Medivation has grown rapidly from a small, development-stage biotechnology company to a uniquely positioned, commercial-stage oncology company, due to a combination of scientific talent, the insightful and efficient development of highly differentiated products, and an intense focus on creating stockholder value. We believe these same factors that have enabled us to create such a valuable company make our future incredibly bright.

We are on the cusp of creating significant additional value for our stockholders: We continue to grow XTANDI; we are advancing our late stage oncology product candidate, talazoparib, into multiple potential registrational trials by year end; and we continue to develop the Medivation pipeline, including pidilizumab, another late stage oncology product candidate.

This is why we object so strongly to Sanofi’s attempt, through coercive tactics, to acquire Medivation at an opportunistic, low price. We urge you to resist Sanofi’s attempt to capture for itself value that rightly belongs to you, the Medivation stockholders, by rejecting Sanofi’s attempt to replace your Board with its own hand-picked slate of director nominees.

Medivation has a track record of creating enormous stockholder value. We have built XTANDI into the best-selling drug for prostate cancer in the U.S. – and the franchise continues to grow. Due to XTANDI’s blockbuster status, Medivation achieved profitability within only seven quarters from commercial launch, one of the fastest paths to profitability in the biotechnology industry. We have taken a disciplined approach to investment, and have been careful about diluting our stockholders. Medivation has raised total capital of only $440 million since inception and has generated superb total stockholder returns (TSR) – 124% over the past three years, 957% over the past five years, and a remarkable 15,141% since our first financing as a public company1. Accordingly, we have significantly outperformed our peers, the NASDAQ Biotechnology Index (NBI) and the S&P 500 over the short- and long-term. We believe our accomplishments establish the foundation for an extremely bright future.

In light of this, the timing of Sanofi’s approach is highly opportunistic. Sanofi approached Medivation just after a period of significant dislocation in the biotechnology market. In addition, Sanofi’s hostile approach is timed just as Medivation is nearing several significant value drivers for our XTANDI franchise and our late-stage pipeline that have the potential to create substantial value for our stockholders. Medivation’s stockholders, not Sanofi, deserve to benefit from the value of these important events.

In its effort to address the weakness in its own oncology portfolio, Sanofi is employing coercive tactics aimed at acquiring your company at an opportunistic, low price. We urge you to reject Sanofi’s efforts and its proposal, which:

1.	Does not reflect Medivation’s unique franchise value as one of the few profitable, commercial-stage, rapidly growing oncology companies;

2.	Substantially undervalues Medivation’s blockbuster drug XTANDI and its leading oncology franchise;

3.	Denies Medivation’s stockholders the value of Medivation’s wholly-owned, innovative late-stage pipeline; and

4.	Is designed to benefit Sanofi stockholders – not Medivation stockholders.

Sanofi is asking Medivation stockholders to voluntarily transfer to a hostile acquirer the considerable near- and long-term value potential of XTANDI and Medivation’s pipeline at an opportunistic, inferior price by installing a slate of hand-picked Sanofi nominees with minimal biotechnology industry experience.

We urge you to reject Sanofi’s solicitation efforts. You may do so in any one of three ways:

1.	Mark the “YES, REVOKE MY CONSENT” boxes on the enclosed GREEN Consent Revocation Card and return to the address below as soon as possible, or

2.	Discard and do not submit Sanofi’s WHITE consent card, or

3.	If you have already signed and returned Sanofi’s WHITE consent card, complete, sign, date and mail the GREEN Consent Revocation Card as soon as possible to:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Fax: (646) 439-9201 (Please fax both sides GREEN Consent Revocation Card and confirm receipt at (800) 322-2885 (toll free) or at (212) 929-5500 (call collect))

MEDIVATION’S UNIQUE FRANCHISE:

VALUE FAR GREATER THAN SANOFI’S SUBSTANTIALLY INADEQUATE PROPOSAL

We clearly understand Sanofi’s interest in Medivation: commercial stage oncology companies with meaningful ownership of a blockbuster drug are rare. Medivation is unique given the significant further growth potential in XTANDI, our two highly promising and wholly owned late stage oncology products and our increasing profitability. We are confident in our ability to continue to build on this unique franchise to deliver clear benefit to patients and extraordinary value to our stockholders.

[1]	TSR data as of May 4, 2016.

XTANDI: A BLOCKBUSTER FRANCHISE WITH AN EXCITING EMBEDDED PIPELINE

Medivation has built XTANDI into a blockbuster, multi-billion dollar oncology franchise. XTANDI is one of the most successful oncology product launches in history, achieving worldwide annual net sales of $2.2 billion on a run rate basis, less than four years after its initial approval.

XTANDI’s momentum was recently demonstrated by our strong first quarter. For the first time, XTANDI achieved greater than 50% share of the novel hormonal therapy prostate cancer market in the United States, surpassing Johnson & Johnson’s Zytiga (abiraterone), despite launching 16 months later.

XTANDI’s newly established leadership position and the continued growth of this franchise enabled us to reaffirm full-year 2016 revenue guidance of $900 to $970 million, strengthening our conviction that Sanofi’s proposal substantially undervalues the company.

XTANDI also has a number of near- and mid-term catalysts that we believe will be significant value drivers. Medivation is on the threshold of a substantial increase in XTANDI’s commercial potential. We believe that our increased focus on urologists will greatly expand the number of patients we reach, because urologists treat a significantly larger patient population of men with metastatic castration-resistant prostate cancer than do oncologists. In addition, urologists treat patients who tend to have less advanced prostate cancer than oncologists, which should greatly increase the time these patients remain on XTANDI, which we refer to as the duration of therapy. Further, the October 22, 2016 PDUFA date for the TERRAIN/STRIVE studies is fast approaching. We expect that FDA approval to update the label to include data from these studies would result in a significantly greater pace of adoption of XTANDI by urologists. The PLATO study will read out in the second half of 2016, a study which could demonstrate that continuing XTANDI use through disease progression provides even further benefits to patients, with potentially significant implications on the duration of the product’s use.

Beyond urology, Medivation is pursuing clinical development of XTANDI across three major subtypes of breast cancer, a new and significant market opportunity for XTANDI. We expect to report top-line Phase 2 data in patients with ER/PR+ breast cancer, which represents 50% of all breast cancers, in the second half of 2016.

According to EvaluatePharma, XTANDI is expected to move from being the 8th largest oncology drug by sales in 2015 to the 4th largest in 20212 – creating significant additional value for our stockholders.

A WHOLLY-OWNED, INNOVATIVE LATE-STAGE PIPELINE WITH BLOCKBUSTER POTENTIAL

Sanofi’s proposal would also deny Medivation’s stockholders the value of the company’s wholly-owned, innovative late-stage pipeline. We believe the pipeline has blockbuster potential and will drive significant future growth and stockholder returns.

Talazoparib has significantly higher potency in vitro relative to other drugs in its class, and as a result, we believe it has the potential to be best of breed. Clinical data also support talazoparib’s broad potential in multiple tumor types. Top-line data from the Phase 3 EMBRACA trial in germline BRCA mutated advanced breast cancer is expected in the first half of 2017. We are preparing to start potential registrational trials – many of which will be the first initiated for a PARP inhibitor – for talazoparib in multiple other tumor types by the end of 2016.

Additionally, pidilizumab has the potential to be a novel immuno-oncology candidate and has demonstrated clinical evidence and a strong safety profile in several hematologic malignancies.

[2]	Source: WW Product Sales, EvaluatePharma accessed April 2016

Despite the significant potential in these two assets, Sanofi is trying to “talk down” our pipeline, particularly talazoparib, which we believe is differentiated and has the potential to exceed XTANDI sales.

We believe Sanofi’s lack of insight and success in oncology explains its reluctance or inability to ascribe appropriate value to our pipeline. Specifically:

•	Sales from Sanofi’s oncology segment declined from €2.6 billion to €1.5 billion, or 43%, between 2011 and 2015;

•	Sanofi’s last two oncology launches in the U.S., Jevtana and Zaltrap, have had lackluster results, and Jevtana has actually declined in sales following its peak three months after launch; and

•	In 2007, Sanofi acquired a company called BiPar for a drug which Sanofi characterized as a potentially best-in-class PARP inhibitor. However, BiPar’s compound failed in two phase 3 studies.

Medivation’s talazoparib is a PARP inhibitor. The National Cancer Institute has published studies that have confirmed it as the most potent clinical stage PARP inhibitor tested to date.3 We urge you to consider Sanofi’s motives as they seek to minimize publicly the attractiveness of our compound in an area they sought to develop but failed.

Our pipeline is progressing toward seven regulatory approvals between now and 2020 and targets a potential total addressable market of over $35 billion. Importantly, we believe the full value of these assets is not yet reflected in Medivation’s current stock price, let alone Sanofi’s opportunistic proposal.

More information on Medivation’s innovative medical science and pipeline prospects can be found in the enclosed graphical supplement.

SANOFI’S OPPORTUNISTIC AND INFERIOR PROPOSAL

We are pleased that our stockholders have been essentially unanimous in the view that Sanofi’s proposal greatly undervalues Medivation, and we are also pleased that the vast bulk of our stockholders appear to have maintained their investments in our company since Sanofi announced its proposal.

Although Sanofi claims that its proposal represents a 50% premium to an “unaffected” share price, it carefully timed the public launch of their opportunistic proposal to coincide with a period of significant dislocation in the biotechnology market and to precede Medivation’s key potential value-creating milestones. Sanofi’s proposal was publicized when the NBI was off nearly 30% from its July 2015 high and Medivation was trading at its lowest levels in two years. In fact, there had not been a lower two-month volume weighted average price for Medivation’s shares within the last two years.

Prior to responding to Sanofi’s proposal, our Board carefully analyzed our anticipated future value creation. In this process, our Board considered, among other things, our revenue target of $2.5 billion for 2020, a compound annual growth rate (CAGR) of 29% compared to 2015. We are confident this growth will result in substantial risk-adjusted returns for our stockholders.

Precedent acquisitions in the biopharmaceutical sector also highlight the inferiority of Sanofi’s proposal. The median two-year forward revenue multiple of high growth biotechnology and oncology transactions in the last five years is 10.4x4 vs. the 6.3x5 multiple that Sanofi’s $8.8 billion proposal implies for Medivation. Notably, when Pharmacyclics – in our view the most relevant high-growth oncology peer – was sold, the acquirer paid a two-year forward revenue multiple of 11.5x.

[3]	Murai J et al. Mol Cancer Ther. 2014;13:433-443;.
[4]	Selected high growth biotechnology and oncology transactions with analyst consensus 4-year revenue CAGR greater than 20% include Pharmacyclics/AbbVie, InterMune/Roche, Algeta/Bayer, Onyx/Amgen and Amylin/BMS.
[5]	Firm value based on Sanofi’s $52.50 per share proposal, 173.4 million fully diluted shares (164.6 million common shares outstanding (per latest 10-Q) and 8.8 million shares from options and warrants (per latest Proxy) calculated using the treasury method for dilution) and $317 million in cash. Multiple based on 2018E analyst consensus revenue of $1.4bn for Medivation.

SANOFI’S COERCIVE TACTICS

In an attempt to force its grossly inadequate proposal on Medivation stockholders, Sanofi has engaged in a series of coercive actions and is now seeking to replace your highly qualified and knowledgeable Board with hand-picked nominees who have minimal biopharmaceutical expertise and who are being paid by Sanofi. Through its consent solicitation, Sanofi is attempting to pressure Medivation’s stockholders into making a rushed judgment about the future of the company when key value catalysts are merely months away. We believe it makes no sense to place the responsibility for your investment in Medivation in the hands of a Board of Directors selected by a hostile bidder whose interests are diametrically opposed to yours.

You should also be aware of Sanofi’s other coercive tactics:

•	Sanofi has cynically (but unsuccessfully) attempted to confuse investors by tying the alleged “premium” of its opportunistically-timed proposal to a carefully selected (and abnormal) 60-day period coinciding with a low point in the market;

•	Sanofi has avoided any reference to the low implied revenue multiple reflected in its proposal, whereas the appropriate comparable trading and transaction multiples for Medivation would result in vastly higher values; and

•	Sanofi has been “talking down” Medivation’s pipeline. We believe this is an effort by Sanofi to divert attention from its poor track record in oncology and may explain its unwillingness or inability to ascribe appropriate value to the company’s pipeline.

Medivation’s Board consists of seasoned executives with substantial expertise in the biopharma sector and experience in M&A transactions. Your Directors – who have a proven history of creating value and acting in stockholders’ best interests – understand their fiduciary duties and the value of Medivation, and will act to deliver to Medivation stockholders the value to which you are entitled.

Medivation has established a world-class oncology franchise and developed a unique and highly-promising late stage pipeline. Do not make the wrong choice by supporting Sanofi’s hand-picked slate and its grossly inferior proposal. YOUR BOARD URGES YOU TO REJECT SANOFI’S SOLICITATION EFFORTS. YOU MAY DO THIS IN ANY ONE OF THREE WAYS:

4.	Mark the “YES, REVOKE MY CONSENT” boxes on the enclosed GREEN Consent Revocation Card and return to MacKenzie Partners at the address below as soon as possible, or

5.	Discard and do not submit Sanofi’s WHITE consent card, or

6.	If you have already signed and returned Sanofi’s WHITE consent card, complete, sign, date and mail the GREEN Consent Revocation Card as soon as possible.

On behalf of Medivation’s Board of Directors, we thank you for your continued support, and we look forward to continuing to deliver superior value for our stockholders.

Regards,

Kim Blickenstaff	David Hung, M.D.
Chairman of the Board of Directors	President & CEO
Medivation, Inc.	Medivation, Inc.

If you have any questions, please call MacKenzie Partners

at the phone numbers listed below.

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885

About Medivation, Inc.

Medivation, Inc. is a biopharmaceutical company focused on the development and commercialization of medically innovative therapies to treat serious diseases for which there are limited treatment options. Medivation aims to transform the treatment of these diseases and offer hope to critically ill patients and their families. For more information, please visit us at http://www.medivation.com.

Forward-Looking Statements

Forward-looking statements are made throughout this document. The forward-looking statements in this document include, but are not limited to, statements regarding Medivation’s strategy, plans, initiatives and anticipated financial performance, expected clinical and regulatory developments and the potential for XTANDI and Medivation’s pipeline assets and how they will drive growth for Medivation, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may also be identified by words such as “expect,” believe,” “should,” “potential,” “suggest” or similar expressions. All forward-looking statements are subject to risks and uncertainties which may cause actual results to differ significantly from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic conditions, Medivation’s dependence on its collaboration relationship with Astellas to support the continued commercialization of XTANDI® (enzalutamide) capsules despite increasing competitive, reimbursement and economic challenges; risks that unexpected adverse events could impact sales of XTANDI; the inherent uncertainty associated with the regulatory approval process; and other risks detailed in Medivation’s filings with the Securities and Exchange Commission, or SEC, including its annual report on Form 10-K for the year ended December 31, 2015, which was filed on February 26, 2016, and its latest Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this document. Medivation disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this document.

Additional Information

This document is neither an offer to buy nor a solicitation of an offer to sell any securities of Medivation. No tender offer for the shares of Medivation has commenced at this time. In connection with its proposed transaction, Sanofi has filed a consent solicitation statement with the SEC and may file tender offer or other documents with the SEC. Medivation has filed with the SEC a definitive consent revocation statement together with a GREEN consent revocation card. Stockholders may obtain the consent revocation statement (including any amendments or supplements thereto) and any related materials, free of charge, at the website of the SEC at www.sec.gov, and from any solicitation agent named in the consent revocation materials. Stockholders may also obtain, at no charge, any such documents filed with or furnished to the SEC by Medivation under the “SEC Filings” tab in the “Investor Relations” section of Medivation’s website at www.medivation.com. Stockholders are advised to read the consent revocation statement (including any amendments or supplements thereto), as well as any other documents relating to the consent solicitation that are filed with the SEC, carefully and in their entirety prior to making any decisions because these documents contain important information.

Certain Information Regarding Participants

Medivation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with Sanofi’s consent solicitation. Information regarding the identity of these participants and their direct or indirect interests, by shareholdings or otherwise, is set forth in the definitive consent revocation statement filed with the SEC in connection with the consent solicitation. Information regarding the names of Medivation’s directors and executive officers and their respective interests in Medivation by security holdings or otherwise is also set forth in Medivation’s proxy statement for the 2016 Annual Meeting of Stockholders, filed with the SEC on April 28, 2016. Additional information can also be found in Medivation’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, and in Medivation’s latest Quarterly Report on Form 10-Q.

Contacts:

Investors:

Medivation, Inc.

Anne Bowdidge, 650-218-6900

MacKenzie Partners, Inc.

Dan Burch/Bob Marese

212-929-5500

Media:

Sard Verbinnen & Co

Ron Low/David Isaacs, 415-618-8750

or

Michael Henson, +44 (0) 20 3178 8914

MEDIVATION'S BOARD IS FOCUSED ON CREATING VALUE

DON'T LET SANOFI STEAL WHAT RIGHTLY BELONGS TO MEDIVATION STOCKHOLDERS

SUBMIT THE **GREEN** CONSENT REVOCATION CARD **TODAY**

1Q16 FINANCIAL HIGHLIGHTS

53%
YoY Growth
Worldwide XTANDI Net Sales

>40%
YoY Growth
Total Revenue

33%
YoY Growth
U.S. XTANDI Unit Demand

Affirmed/Provided:

$900-$970M
2016 Revenue Guidance

$2.5B
2020 Revenue Target

PROTECT YOUR INVESTMENT

SUBMIT the GREEN Consent Revocation Card TODAY

DISCARD Any WHITE Consent Card You May Receive

For any questions or assistance in voting your shares please contact:

MacKenzie Partners
Toll-Free: (800) 322-288
Call Collect: (212) 959-5500

MEDIVATION HAS A LONG TRACK RECORD OF CREATING STOCKHOLDER VALUE



Stockholder Return
(as of 05/04/16)
MDVN
Nasdaq Biotechnology Index
124%
46%
3-Year
957%
144%
5-Year
4,487%
245%
10-Year
15,141%
255%
Since First Public Company Financing

BLOCKBUSTER ONCOLOGY FRANCHISE

XTANDI

- One of most successful oncology product launches in history
- $2.2 billion annualized run-rate in worldwide XTANDI net sales – less than four years after launch
- Over 10 years of remaining patent life
- Substantial near-term growth opportunity in urology (TERRAIN / STRIVE PDUFA: Oct. 22, 2016)
- Significant other tumor types in development: Breast, HCC
- Projected to be fourth-largest oncology product globally by 2021[1]

WHOLLY-OWNED INNOVATIVE LATE-STAGE PIPELINE

Talazoparib

- Much higher potency in vitro relative to other drugs in its class
- Targets wide range of oncology indications
- Compelling clinical data, high probability of success
- Multi-billion dollar potential

Pidilizumab

- Potentially novel mechanism of action
- Supported by strong clinical evidence to date
- Multiple liquid tumor indications



Medivation Revenue Growth
XTANDI Revenues (Medivation Share)
Milestone Related Revenue
$182
$146
$36
2012A
$273
$70
$203
2013A
$710
$321
$389
2014A
$943
$248
$695
2015A
$900-$970
2016E
$2,500
2020E
Lighter shading indicates FY16 revenue guidance range of $900 - $970 million
($ in Millions)

IMPORTANT NEAR- AND MID-TERM CATALYSTS WILL DRIVE SIGNIFICANT VALUE



>$15bn
(U.S)
>$3.5bn
(U.S)
ADDRESSABLE MARKET
>$30bn
(U.S and Europe)
>$5bn
(U.S)
MARKETED
PHASE 3
PHASE 2
PHASE 1
PDUFA Oct 22, 2016
Ph 3 Initiation 2H:16
Data in 2H:16
Initiate by YE:16
AFFIRM + PREVAIL (Led by Medivation)
TERRAIN + STRIVE (STRIVE was Led by Medivation)
PROSPER (Led by Medivation)
EMBARK (Led by Medivation)
ARCHES
ENDEAR (Led by Medivation)
ER/PgR+ Breast Cancer (Led by Medivation)
HER2+ and AR+ Breast Cancer
Hepatocellular Carcinoma
EMBRACA gBRCA Breast Cancer
Small Cell Lung Cancer (SCLC) (all comers)
Breast Cancer (Beyond BRCA)
Prostate (Monotherapy)
Prostate (Combo w/ chemo)
Ovarian Cancer
Other Indications: GBM & NSCLC
Diffuse Large B-Cell Lymphoma (DLBCL)
Multiple Myeloma
Follicular Lymphoma
Note: faded shading indicates trials to be initiated.
Xtandi (enzalutamide)
Prostate Cancer
Xtandi (enzalutamide)
Other indications
PRODUCTS
Talazoparib
(MDV 3800)
Pidilizumab
(MDV 9300)

MEDIVATION IS A UNIQUE FRANCHISE WITH SIGNIFICANT SCARCITY VALUE

[1] WW Product Sales, Evaluate Pharma accessed 2016
[2] Unshaded portion indicates potential for accelerated approval

MEDIVATION

FORWARD LOOKING STATEMENTS
Forward-looking statements are made throughout this infographic. The forward-looking statements in this infographic include, but are not limited to, statements regarding Medivation’s strategy, plans, initiatives and anticipated financial performance, expected clinical and regulatory developments and the potential for XTANDI and Medivation’s pipeline assets and how they will drive growth for Medivation, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may also be identified by words such as “expect,” believe,” “should,” “potential,” “suggest” or similar expressions. All forward-looking statements are subject to risks and uncertainties which may cause actual results to differ significantly from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic conditions, Medivation’s dependence on its collaboration relationship with Astellas to support the continued commercialization of XTANDI® (enzalutamide) capsules despite increasing competitive, reimbursement and economic challenges; risks that unexpected adverse events could impact sales of XTANDI; the inherent uncertainty associated with the regulatory approval process; and other risks detailed in Medivation’s filings with the Securities and Exchange Commission, or SEC, including its annual report on Form 10-K for the year ended December 31, 2015, which was filed on February 26, 2016, and its latest Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this infographic. Medivation disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this infographic.
ADDITIONAL INFORMATION
This infographic is neither an offer to buy nor a solicitation of an offer to sell any securities of Medivation. No tender offer for the shares of Medivation has commenced at this time. In connection with its proposed transaction, Sanofi has filed a consent solicitation statement with the SEC and may file tender offer or other documents with the SEC. Medivation has filed with the SEC a definitive consent revocation statement with a GREEN consent revocation card. Stockholders may obtain the consent revocation statement (including any amendments or supplements thereto) and any related materials, free of charge, at the website of the SEC at www.sec.gov, and from any solicitation agent named in the consent revocation materials. Stockholders may also obtain, at no charge, any such documents filed with or furnished to the SEC by Medivation under the “SEC Filings” tab in the “Investor Relations” section of Medivation’s website at www.medivation.com. Stockholders are advised to read the consent revocation statement (including any amendments or supplements thereto), as well as any other documents relating to the consent solicitation that are filed with the SEC, carefully and in their entirety prior to making any decisions because these documents contain important information.
CERTAIN INFORMATION REGARDING PARTICIPANTS
Medivation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with Sanofi’s consent solicitation. Information regarding the identity of these participants and their direct or indirect interests, by shareholdings or otherwise, is set forth in the definitive consent revocation statement filed with the SEC in connection with the consent solicitation. Information regarding the names of Medivation’s directors and executive officers and their respective interests in Medivation by security holdings or otherwise is also set forth in Medivation’s proxy statement for the 2016 Annual Meeting of Stockholders, filed with the SEC on April 28, 2016. Additional information can also be found in Medivation’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, and in Medivation’s latest Quarterly Report on Form 10-Q.